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                                                                   EXHIBIT 10.19

AGREEMENT OF LEASE, made as of this 13th of April 1999, between

NEW GREEN 50 W23 REALTY LLC, HAVING AN OFFICE IN CARE OF S.L. GREEN MANAGEMENT LLC, 420 LEXINGTON AVENUE, NEW YORK, NEW YORK 10036 party of the first part, hereinafter referred to as OWNER or LANDLORD, and LATITUDE 90 Inc., a California corporation, having an office at 36 W. 44 St., New York, NY party of the second part, hereinafter referred to as TENANT,

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner A PORTION OF THE FOURTH (4TH) FLOOR of the building approximately as described on the plan attached hereto and made a part hereof as Exhibit A (hereinafter referred to as the "Premises" or the "Demised Premises") in the building known as 50 WEST 23rd STREET in the Borough of MANHATTAN, City of New York, for the term of TEN (10) YEARS (or until such term shall sooner cease and expire as hereinafter provided) to commence and expire pursuant to the terms and conditions as set forth at length in ARTICLE 86 hereof, at an annual rental rate:

in accordance with the terms and conditions of ARTICLE 86 hereof,

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first (1st) monthly installment(s) on the execution hereof (unless this lease be a renewal).

        In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns hereby covenant as follows:

RENT:

1. Tenant shall pay the rent as above and as hereinafter provided.

OCCUPANCY:

2. Tenant shall use and occupy the Demised Premises for executive and general offices relating to Tenant's business provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.



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ALTERATIONS:

3. Tenant shall make no changes in or to the Demised Premises of any nature without Owner's prior written consent, which shall not shall be unreasonably withheld, conditioned or delayed. Subject to the prior written consent of Owner, and to the provisions of this Article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the Demised Premises using contractors or mechanics first approved in each instance by Owner, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, however, Landlord's prior negative experience with, concerns regarding the financial stability of, and any criminal proceedings pending against, any such contractor or mechanic shall be deemed to be a reasonable basis upon which for Landlord to refuse to grant its approval. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such worker's compensation, general liability, personal and property damage insurance as Owner may reasonably require. If any mechanic's lien is filed against the Demised Premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within five days thereafter, at Tenant's expense, by payment or filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the Demised Premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the Demised Premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the Demised Premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises thereafter shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.

REPAIRS:

4. Owner shall maintain and repair the exterior of and the public portions of the building. Tenant shall, throughout the term of this lease, take good care of the Demised Premises including the bathrooms and lavatory facilities (if the Demised Premises encompass the entire floor of the



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building) and the windows and window frames and the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the Demised Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the reasonable expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefor. If the Demised Premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the Demised Premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other Article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of any action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

WINDOW CLEANING:

5. Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

REQUIREMENTS OF LAW, FIRE INSURANCE:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all State, Federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the



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Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the Demised Premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the Demised Premises or the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or Demised Premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

SUBORDINATION:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Demised Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.



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TENANT'S LIABILITY INSURANCE PROPERTY LOSS, DAMAGE, INDEMNITY:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agent, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

DESTRUCTION, FIRE AND OTHER CASUALTY:

9. (a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.
(c) If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by Tenant, then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty,



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or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease; and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained herein-above shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owners obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the Demised Premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

EMINENT DOMAIN:

10. If the whole or any part of the Demised Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall



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have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner's award.

ASSIGNMENT, MORTGAGE, ETC.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate tenant or the majority partnership or membership interest of a partnership or limited liability company tenant shall be deemed an assignment. If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

ELECTRIC CURRENT:

12. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain. See Article 49.

ACCESS TO PREMISES:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times upon prior oral notice to Tenant, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use, maintain and replace pipes and conduits in and through the Demised Premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed.



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Owner may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into said premises without the same constituting an eviction. Landlord shall use reasonable efforts to minimize interference with Tenant's normal business activities within the premises provided, however, that Tenant acknowledges and agrees that all work shall be performed on normal business days during normal business hours, unless Tenant requests and pays Landlord the incremental difference in cost for overtime or premium labor. Tenant shall not be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the Demised Premises at reasonable business hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants, and may, during said six months period, place upon the Demised Premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the Demised Premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement or rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligation hereunder.

VAULT, VAULT SPACE, AREA:

14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder anything contained in or indicated on any sketch, blueprint or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building which Tenant may be permitted to use and/or occupy, are to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

OCCUPANCY:

15. Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy issued for the building of which the Demised Premises are a part. Tenant has inspected the premises and accepts them as is subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and



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Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.

BANKRUPTCY:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be canceled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events:
(1) the commencement of a ease in bankruptcy or under the laws of any state naming Tenant as the debtor, or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to Article 16(a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof; before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the reletting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

DEFAULT:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the Demised Premises becomes vacant or deserted "or if this lease be rejected under
Section 235 of Title 11 of the U.S. Code (Bankruptcy Code);" or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited



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hereunder, which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen
(15) days if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced during such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days, this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five
(5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Owner, but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in Article 17(1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rest herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the Demised Premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise (and the legal representative of Tenant or other occupant of Demised Premises), and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

REMEDIES OF OWNER AND WAIVER OF REDEMPTION:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the Demised Premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of reletting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

FEES AND EXPENSES:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this lease, after notice (if required) and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

BUILDING ALTERATIONS AND MANAGEMENT:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

NO REPRESENTATIONS BY OWNER:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises or the building except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the Demised Premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form apart were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

END OF TERM:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the Demised Premises, broom clean, in good order and condition (ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted) and Tenant shall remove all its property from the Demised Premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

QUIET ENJOYMENT:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the promises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article

34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION:

24. If Owner is unable to give possession of the Demised Premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupant, or if the Demised Premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured, or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date, and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the Demised Premises or to occupy premises other than the Demised Premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

        By way of supplement to the foregoing provisions of this Article 24, Tenant hereby acknowledges that the Demised Premises are currently occupied by another tenant of the Building, and agrees that in the event that Owner is unable to deliver to Tenant possession of the Demised Premises on the date required by the terms of this lease, the term hereof shall nevertheless commence in accordance with said terms and the provisions of this Article 24 shall apply.

NO WAIVER:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the Demised Premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payer of such rent or as a consent by Owner to an assignment or subletting by Tenant of the Demised Premises to such payer, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

WAIVER OF TRIAL BY JURY:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counter-claim under Article 4 except for statutory mandatory counterclaims.

INABILITY TO PERFORM:

27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

BILLS AND NOTICES:

28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the Demised Premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by hand delivery or nationally recognized overnight courier service to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

WATER CHARGES:

29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the Demised Premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. If the building or the demised promises or any part thereof is supplied with water through a meter through which water is also supplied to other premises Tenant shall pay to Owner, as additional rent, on the first day of each month, 1.47 % of the total meter charges as Tenant's portion. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

SPRINKLERS:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the Federal, State or City government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Demised Premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of a reasonable charge, on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

ELEVATORS, HEAT, CLEANING:

31. As long as Tenant is not in default under any the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall: (a) provide a minimum of one (1) passenger elevator to the Demised Premises twenty-four (24) hours a day, seven (7) days a week and provide passenger elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) if freight elevator service is provided, same shall be provided only on regular business days Monday through Friday inclusive, and on those days only between the hours of 9 a.m. and 12 noon and between l p.m. and 4 p.m.; (c) furnish heat when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the Demised Premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the Demised Premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

SECURITY:

32. A. Tenant has deposited with Owner the sum of $ 51,080.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the Demised Premises to Owner. In the event of a sale of the land and building or leasing of the building of which the Demised Premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

        B. Anything hereinabove to the contrary notwithstanding, Tenant may, instead of depositing cash with Owner as security hereunder, elect to substitute therefor and deliver to Owner, as and for a security hereunder, an unconditional, irrevocable, negotiable commercial Letter of Credit (hereinafter called the "Credit"), to be held and used under the security provisions of this Lease, which Credit shall be issued by a bank which is a member of the New York Clearing House Association, in the amount of $51,080.00, naming Owner (or its successor as Owner) as beneficiary and authorizing the beneficiary to draw on the bank in said amount, or any portion thereof, available by the sight draft of the beneficiary (which may be executed on behalf of the beneficiary by its agent), without presentation of any other documents, statements or authorizations. The Credit shall have a term of at least twelve (12) months, and it shall by its terms be renewed, automatically, each year, by the bank, the last renewal of which shall be for a term set to expire not earlier than the date occurring ninety (90) days following the date upon which the term of this Lease expires, unless the bank gives written notice to the beneficiary, at least forty-five (45) days prior to the expiration date of the then existing Credit, that the bank elects that it not so be renewed. The Credit shall be transferable. All transfer fees shall be payable by Tenant. The bank shall further agree with drawers, endorsers, and all bona fide holders that drafts drawn under and in compliance with the terms of the Credit will be duly honored upon presentation to the bank at its main office located in New York, New York. The Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

        C. If during the term of this Lease, the Credit and/or the proceeds of all or part of said Credit become less than the full amount of the security hereinabove required, then and in such event Tenant shall, upon demand, deposit with Owner the amount of any security/Credit theretofore used or applied by Owner pursuant to the terms hereof in order that Owner shall have the full security on hand at all times during the term of this Lease. If at the expiration of the term of this Lease, Owner holds all or part of said Credit, and Tenant is not in default under any of the terms, covenants and conditions of this Lease, then Owner will turn over said Credit to Tenant or assign it to the designee of Tenant.

        D. It shall be the obligation of Tenant during the term of this Lease to deliver to Owner at least thirty (30) days prior to the expiration date of the then existing Credit, a renewal or extension of said Credit or a substitute Credit (each fully complying with the foregoing). If for any reason Owner has not received such renewal or extension or substitute Credit within twenty (20) days prior to the expiration date of the then existing Credit, then and in such event Owner shall be free to draw on the Credit and hold and use and apply the proceeds thereof in accordance with the security deposit provisions of this Lease. Tenant agrees to reimburse Owner for any attorneys' fees incurred by Owner in connection with reviewing the Credit and any renewals, extensions or substitutions therefor, ensuring that the provisions of the Credit and any renewals, extensions or substitutions therefor comply with the provisions of this Article, drawing down upon the proceeds of Credit, or any renewals, extensions or substitution therefor, or ensuring that the security/Credit is maintained as required under this Lease. In the event that Tenant elects to deposit with Landlord cash security in accordance with the provisions of this article, then such cash security shall be maintained in an interest-bearing account and any accrued interest, minus a one (1%) percent per annum administrative fee to be retained by Landlord, shall be released to Tenant within thirty (30) days of each anniversary of the Commencement Date of this Lease, provided that Tenant is not in default of its obligations under this Lease, and first gives Landlord written notice requesting that such monies be released to Tenant.

CAPTIONS:

33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

DEFINITIONS:

34. The terms "Owner" or "Landlord" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lease of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

ADJACENT EXCAVATION-SHORING:

35. If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which Demised Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

RULES AND REGULATIONS:

36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, or its servants, employees, agents, visitors or licensees.

37. Intentionally Omitted.

38. Intentionally Omitted

DIRECTORY BOARD LISTING:

39. If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

SUCCESSORS AND ASSIGNS:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by

Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises.

DEFINITIONS AND CAPTIONS:

41. The captions, numbers and definitions herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any paragraph, nor in any way affect this Lease.

BROKER:

42. Tenant represents and warrants that it has dealt with no broker except S.L. Green Leasing, Inc., and Colliers ABR, Inc., (collectively the "Brokers") in connection with the execution of this Lease or the showing of the Demised Premises and agrees to hold and save Landlord harmless from and against any and all liabilities from any claims of any broker (including, without limitation, the cost of counsel fees in connection with the defense of any such claims) except the Brokers.

CONDITION OF PREMISES:

43. (a) Tenant has examined and agrees to accept the leased premises in their existing condition and state of repair and understands that no work is to be performed by Landlord, except that Landlord's designated, wholly owned affiliate Emerald City Construction Corp., with reasonable dispatch, subject to delay by causes beyond its control or by the action or inaction of tenant, shall perform the following work at Landlord's expense, subject to the provisions of (b), below:

                        (i) demise the Demised Premises in a building standard manner utilizing building standard materials in accordance with the plan attached hereto and made a part hereof as Exhibit A;

                        (ii) deliver the presently existing sprinkler loop located in the Demised Premises in good working order as of the date that Landlord delivers possession of the Demised Premises to Tenant;

                        (iii) deliver the presently existing Air Conditioning Unit serving the Demised Premises in good working order as of the Commencement Date of the Lease; and

                        (iv) upon Landlord's completion of Landlord's Work, Landlord shall deliver to Tenant an ACP-5 form.

                        The performance by Landlord of the above work ("Landlord's Work") is expressly conditioned upon compliance by Tenant with all the terms and conditions of this lease, including payment of rent.

        (b) Any changes in or additions to the work and installations mentioned in paragraph (a) above which shall be consented to by Landlord as provided in
Article 7 hereof, and further changes in or additions to the demised premises after said work has been completed which shall be so consented to if made by Landlord, or its agents, at Tenant's request, but shall be paid for by Tenant promptly when billed at cost plus 1 1/4% for insurance, 10% for overhead and 10% for general conditions, and in the event of the failure of Tenant so to pay for said changes or additions, Landlord at its option may consider the cost thereof, plus the above percentages, as additional rent payable by Tenant and collectible as such hereunder, as part of the rent for the next ensuing months.

        (c) If Landlord's Work is not substantially completed and is delayed by acts, omissions or changes made or requested by Lessee, its agents, designers, architects or any other party acting or apparently acting on Lessee's behalf, then Tenant shall pay as hereinbefore provided rent and additional rent on a per diem basis for each day of delay of Landlord's substantial completion caused by Tenant or any of the aforementioned parties.

        (d) Landlord's Work shall be deemed to be substantially completed notwithstanding that (i) minor or non-material details of construction, mechanical adjustment or decoration remain to be performed, provided, that said "Punch List Items" shall be completed by Landlord within a reasonable time thereafter or (ii) a portion of Landlord's Work is incomplete because construction scheduling requires that such work be done after incomplete finishing or after other work to be done by or on behalf of Tenant is completed.

        (e) Tenant acknowledges and agrees that Landlord may be performing Landlord's Work or portions thereof simultaneously with Tenant's performance of its initial alteration work in the Demised Premises, and that Tenant shall use reasonable efforts to coordinate with Landlord's affiliate, Emerald City Construction Corp., any such work performed by or on behalf of Tenant in the Demised Premises.

LANDLORD'S CONTRIBUTION:

44. A. With respect to Tenant's installation of alterations, installations, decorations and improvements in the Premises to prepare the same for Tenant's initial occupancy thereof ("Tenant's Alterations"), within thirty (30) days of the Commencement Date, as hereinafter defined, Tenant shall submit full architectural and engineering plans and specifications to Landlord for Landlord's approval ("Tenant's Plans"). All such construction plans and specifications and all such work shall be effected in accordance with Article 7, as supplemented, and the other provisions of this Lease. If and so tong as Tenant is not in default of any of the terms, covenants and conditions of this Lease then, subject to and in accordance with the provisions of this Article, Landlord will contribute a sum up to but not exceeding the sum of $127,70100 to be applied to the costs for labor and materials for the portion of Tenant's Alterations which constitute permanent leasehold improvements (including paint, carpeting, wall coverings and telephone wiring) made in the Premises prior to Tenant's initial occupancy thereof ("Landlord's Contribution"). Without limitation, for purposes of this Article, permanent leasehold improvements shall be deemed not to include, and Landlord's Contribution shall not be applied to the cost of professional fees, trade fixtures, equipment, filing fees or interest relating to or in connection with Tenant's Alterations.

                        (B) Tenant may from time to time during the performance of Tenant's Alterations submit to Landlord contractor's invoices for work completed in connection with Tenant's Alterations. The submission must include the following documents covering the invoiced work and materials.

                1. Contractor's Application For Payment (AIA G7 02 -See Exhibit
B)

                2. Lien Waiver from Contractor and from subcontractors or suppliers who have supplied materials or performed work in the Premises (AIAG706A -See Exhibit B)

                3. Receipt for Payment from Contractor and from subcontractors or suppliers who have supplied materials or performed work in the Premises (Payment Receipt- See Exhibit B)

                4. Architect's Certificate For Payment (AIAG702-See Exhibit B).

        Provided that Tenant is not in default under any of the terms, covenants, provisions and conditions of this Lease, Landlord shall make payment to Tenant (collectively, the "Progress Payments") no more than thirty (30) days after Tenant has completed all requirements set forth herein for the funding therefore, ninety (90%) percent of the aggregate amount for which invoices have been submitted (including any retainage specified in such invoices). In no event shall Progress Payments exceed ninety (90%) percent of the Landlord's Contribution in the aggregate.

                        (C) The balance of the Landlord's Contribution shall be payable within thirty (30) days after the substantial completion of Tenant's Alterations provided that all of the following conditions have been met:

                (1) Tenant is not then in default under the terms, covenants and conditions of the Lease;

                (2) Tenant shall have fully completed all construction and installations substantially in accordance with Tenant's Plans as approved by Landlord;

                (3) Tenant shall have submitted to Landlord a breakdown of Tenant's final and total construction costs, detailed by contractor and major subcontractors and suppliers;

                (4) The submission for the balance of Landlord's Contribution is accompanied by the same documentation required under Section (B) 1, 2, 3, and 4 of this Article for the remaining monies due, except that documents will be marked "Final". In addition, the submission must include a letter of completion of Tenant's Alterations from the City of New York Department of Buildings, if required by applicable law.

                        (D) It is expressly understood and agreed that if the amount of Landlord's Contribution is less than the cost of Tenant's Alterations, Tenant shall remain solely responsible for the payment and completion of, and shall complete at its sole cost and expense, Tenant's Alterations. Any portion of Landlord's Contribution not credited (or disbursed) shall be retained by Landlord.

EXCULPATORY CLAUSE:

45. If the Landlord or any successor in interest be an individual, receivership, joint venture, tenancy in common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals or a corporation (all of which are referred to below in this Article 45 individually and collectively, as a "Landlord Entity"), then, anything elsewhere to the contrary notwithstanding, Tenant shall look solely to the estate and property of such Landlord Entity in the land and Building of which the Demised Premises are a part, for the satisfaction of Tenant's remedies for the collection of ajudgment (or other judicial process) requiring the payment of money by Landlord Entity in the event of any default or breach by Landlord Entity with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by Landlord Entity, and no other property or assets of such Landlord Entity (or the individual or entity which is the receiver, if the Landlord Entity is a receivership) shall be subject to levy, execution or other enforcement procedure for the satisfaction or Tenant's remedies.

46. Intentionally Omitted

INSURANCE:

47. Tenant covenants and agrees that at all times during the term of this Lease, Tenant shall immediately secure, and thereafter maintain in full force, during the term hereof, at its own cost and expense, comprehensive general personal injury and property damage liability insurance against claims for bodily injury, death and property damage, such insurance to afford minimum protection during the term of this lease, of not less than $3,000,000 for bodily injury or death and not less than $1,000,000 for property damage, as well as fire and casualty insurance, together with extended coverage, in such amounts as required by Landlord. Such insurance policies shall insure against all costs, expenses and/or liability arising out of or based upon any and all claims, accidents, injuries and damages whatsoever normally covered by such insurance caused to any person or property, wherein such accident, damage or injury occurred on or about the Demised Premises or the land and building of which the Demised Premises are a part. Landlord and Landlord's mortgagee shall be named as additional insureds in Tenant's policies. Such insurance shall be carried by an insurance company or companies licensed to do business in the State of New York and reasonably acceptable to Landlord. Upon commencement of the term hereof, and thereafter at least ten (10) days prior to the expiration of any such policy, Tenant shall deliver to Landlord the policy or policies of insurance or certificates thereof and evidence of the payment of the premium therefor. In the event Tenant shall fail to provide the aforesaid insurance Landlord shall have the right, but not the obligation, after giving Tenant five (5) days' written notice given in accordance with Article 28, to procure and pay for any of such insurance and Tenant shall reimburse Landlord, on the first of the following month, as additional rent, the cost thereof with interest at the then maximum legal rate on the amount paid from the date of payment to the date of reimbursement. Each such policy shall contain an endorsement that such insurance may not be canceled or amended except upon thirty (30) days' written notice to Landlord. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as herein provided in the event of Tenant's default.

48. Intentionally Omitted

ELECTRICITY:

49. Tenant agrees that Landlord may furnish electricity to Tenant on a "submetering" basis or on a "rent inclusion basis". Electricity and electric service, as used herein, shall mean any element affecting the generation, transmission, and/or distribution or redistribution of electricity, including but not limited to services which facilitate the distribution of service. Landlord and Tenant agree that as of the Commencement Date (as hereinafter defined in Article 86 hereof), Landlord shall supply electricity to the Demised Premises on a "rent inclusion basis".

                A. Rent Inclusion: If and so long as Landlord provides electricity to the demised premises on a rent inclusion basis, Tenant agrees that the fixed annual rent shall be increased by the amount of the Electricity Rent Inclusion Factor ("ERIF"), as hereinafter defined. Tenant acknowledges and agrees (i) that the fixed annual rent hereinabove set forth in this lease does not yet, but is to include an ERIF of $2.75 per rentable square foot to compensate Landlord for electrical wiring and other installations necessary for, and for its obtaining and making available to Tenant the redistribution of electric current as an additional service; and (ii) that said ERIF, which shall be subject to periodic adjustments as hereinafter provided, has been partially based upon an estimate of the Tenant's connected electrical load, in whatever manner delivered to Tenant, which shall be deemed to be the demand (KW), and hours of use thereof, which shall be deemed to be the energy (KWH), for ordinary lighting and light office equipment and the operation of the usual small business machines, including Xerox or other copying machines (such lighting and equipment are hereinafter called "Ordinary Equipment") during ordinary business hours ("ordinary business hours") shall be deemed to mean 50 hours per week), with Landlord providing an average connected load of 6 watts of electricity for all purposes pen rentable square foot. Any installation and use of equipment other than Ordinary Equipment and/or any connected load and/or energy usage by Tenant in excess of the foregoing shall result in adjustment of the ERIF as hereinafter provided. For purposes of this lease the rentable square foot area of the presently demised premises shall be deemed to be 5,108 square feet.

                If the cost to Landlord of electricity shall have been, or shall be, increased or decreased subsequent to May 1, 1996 (whether such change occurs prior to or during the term of this Lease), by change in Landlord's electric rates or service classifications, or electricity charges, including changes in market prices, or by an increase, subsequent to the last such electric rate or service classification change or market price change, in fuel adjustments or charges of any kind, or by taxes, imposed on Landlord's electricity purchases or on Landlord's electricity redistribution, or for any other such reason, then the aforesaid ERIF portion of the fixed annual rent shall be changed in the same percentage as any such change in cost due to changes in electric rates, service classifications or market prices, and, also Tenant's payment obligation, for electricity redistribution, shall change from time to time so as to reflect any such increase in fuel adjustments or charges, and such taxes. Any such percentage change in Landlord's cost due to change in Landlord's electric rate or service classifications or market prices, shall be computed on the basis of the average consumption of electricity for the building for the twelve full months immediately prior to the rate change or other such changes in cost, energy and demand, and any changed methods of or rules on billing Or same, applied on a consistent basis to the new electric rate or service classification or market price and to the immediately prior existing electric rate or service classification or market price. If the average consumption (energy and demand) for the entire building for said prior (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months, so as to reflect the different seasons; and that same consumption, so projected, shall be applied to the rate and/or service classification or market price which existed immediately prior to the change. The parties agree that a reputable, independent electrical consultant firm, selected by Landlord, ("Landlord's electrical consultant"), shall determine the percentage change for the changes in ERIF due to Landlord's changed costs, and that Landlord's electrical consultant may from time to time make surveys in the demised premises of the electrical equipment and fixtures and use of current. (i) If such survey shall reflect a connected electrical load in the demised premises in excess of 6 watts of electricity for all purposes per rentable square foot and/or energy usage in excess of ordinary business hours (each such excess hereinafter called "excess electricity") then the connected electrical load and/or the hours of use portion(s) of the then existing ERIF shall be increased by an amount which is equal to a fraction of the then existing ERIF, the numerator of which is the excess electricity (i.e. excess connected load and/or excess usage) and the denominator of which is the connected load and/or the energy usage which was the basis of the then existing ERIF. Such fractions shall be determined by Landlord's electrical consultant. The fixed annual rent shall then be appropriately adjusted, effective as of the date of any such change in connected load and/or usage, as disclosed by said survey (ii) If such survey shall disclose installation and use of other than Ordinary Equipment, then effective as of the date of said survey, there shall be added to the ERIF portion of fixed annual rent (computed and fixed as hereinbefore described) an additional amount equal to what would be paid under the SC-4 Rate I Service Classification in effect on May 1, 1996 (and not the time-of-day rate schedule) or the comparable rate schedule (and not the time-of-day rate schedule) of any utility other than Con Ed then providing electrical service to the building as same shall be in effect on the date of such survey for such load and usage of electricity, with the connected electrical load deemed to be the demand (KW) and the hours of use thereof deemed to be the energy (KWH), as hereinbefore provided, (which addition to the ERIF shall be increased or decreased by all electricity cost changes of Landlord, as hereinabove provided, from May 1, 1996 through the date of billing).

                In no event, whether because of surveys, rates or cost changes, or for any reason, is the originally specified $2.75 per rentable square foot ERIF portion of the fixed annual rent (plus any net increase thereof, but not decrease, by virtue of all electricity rate, service classification or market price changes of Landlord subsequent to May 1, 1996) to be reduced.

                B. Submetering: At any time during the term of this Lease, Tenant may, at its sole cost and expense install a submeter in the Demised Premises in order to measure Tenant's use and consumption of electricity therein, provided that Landlord is given prior written notice of any such installation, and subject to Landlord's prior written approval of Tenant plans and specifications and provided any such installation complies with all other terms, covenants and conditions of this Lease.

                If and so long as Landlord provides redistributed electricity to the Premises on a submetered basis, Tenant agrees that the charges for such redistributed electricity shall be computed in the manner hereinafter described, to wit, a sum equal to Landlord's cost for such electricity ("Landlord's Cost") plus ten (10%) percent thereof. Landlord's Cost for such redistributed electricity shall be equal to (i) the consumption of KW demand and KW hours recorded on Tenant's submeter(s), billed at the service classification under which Landlord purchases electric current that is appropriate for Tenant's level of consumption, (ii) Landlord's costs for measuring, calculating and reporting Tenant's electricity charges, including the fees of an electrical consultant ("Consultant Costs") and (iii) and all taxes paid by Landlord.

                Bills therefor shall be rendered at such times as Landlord may elect, and the amount, as computed from said meters, shall be deemed to be, and shall be paid as additional rent. If any tax is imposed upon Landlord's receipt from the resale of electrical energy to Tenant by any Federal, State or Municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant's share of such taxes based upon its usage and demand shall be passed on to, and shall be included in the bill of, and shall be paid by Tenant to Landlord. Where more than one meter measures the service of Tenant in the Building, the KWH and KW recorded by each meter shall be computed and billed separately in accordance with rates set forth herein.

                C. General Conditions (as to Electricity):

                In the event that all or part of the meters, or system by which Landlord measures Tenant's consumption of electricity (the "Submetering System"), shall malfunction, (a) Landlord, through an independent, electrical consultant selected by Landlord, shall reasonably estimate the readings that would have been yielded by said Submetering System as if the malfunction had not occurred, on the basis of Tenant's prior usage and demand and the lightning and equipment installed within the Premises and (b) Tenant shall utilize such estimated readings and the bill rendered based thereon shall be binding and conclusive on Tenant unless, within thirty (30) days after receipt of such a bill, Tenant challenges, in writing to Landlord, the accuracy or method of computation thereof. If, within thirty (30) days of Landlord's receipt of such a challenge, the parties are unable to agree on the amount of the contested bill, the controlling determination of same shall be made by an independent electrical consultant agreed upon by the parties or, upon their inability to agree, as selected by the American Arbitration Association. The determination of such electrical consultant shall be final and binding on both Landlord and Tenant and the expenses of such consultant shall be divided equally between the parties. Pending such controlling determination, Tenant shall timely pay additional rent to Landlord in accordance with the contested bill. Tenant shall be entitled to a prompt refund from Landlord, or shall make prompt additional payment to Landlord, in the event that the electrical consultant determines that the amount of a contested bill should have been other than as reflected thereon.

                The determinations by Landlord's electrical consultant shall be binding and conclusive on Landlord and Tenant from and after the delivery of copies of such determinations to Landlord and Tenant, unless, within fifteen
(15) days after delivery thereof, Tenant disputes such determination. If Tenant so disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own determinations in accordance with the provisions of this Article. Tenant's consultant and Landlord's consultant then shall seek to agree. If they cannot agree within thirty (30) days they shall choose a third reputable electrical consultant, whose cost shall be shared equally by the parties, to make similar determinations which shall be controlling. (If they cannot agree on such third consultant within ten (10) days, then the party's agree that either party may apply, at its sole cost and expense, to the American Arbitration Association for the appointment of such consultant, whose appointment shall be binding.) However, pending such controlling determinations Tenant shall pay to Landlord the amount of additional rent or ERIF in accordance with the determinations of Landlord's electrical consultant. If the controlling determinations differ from Landlord's electrical consultant, then the parties shall promptly make adjustment for any deficiency owed by Tenant or overage paid by Tenant.

                If all or part of the submetering additional rent or the ERIF payable in accordance with. Subdivision A or B of this Article becomes uncollectible or reduced or refunded by virtue of any law, order or regulations, the parties agree that, at Landlord's option, in lieu of submetering additional rent or ERIF, and in consideration of Tenant's use of the building's electrical distribution system and receipt of redistributed electricity and payment by Landlord of consultant's fees and other redistribution costs, the fixed annual rental rate(s) to be paid under this lease shall be increased by an "alternative charge" which shall be a sum equal to $2.75 per year per rentable square foot of the demised premises, changed in the same percentage as any increase in the cost to Landlord for electricity for the entire building subsequent to May 1, 1996, because of electric rate, service classification or market price changes, such percentage change to be computed as in Subdivision A provided.

                Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or wiring installation. Tenant agrees not to connect any additional electrical equipment to the building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the building or demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The parties acknowledge that they understand that it is anticipated that electric rates, charges, etc., may be changed by virtue of time-of-day rates or changes in other methods of billing, and/or electricity purchases and the redistribution thereof, and fluctuation in the market price of electricity, and that the references in the foregoing paragraphs to changes in methods of or rules on billing are intended to include any such changes. Anything hereinabove to the contrary notwithstanding, in no event is the submetering additional rent or ERIF, or any "alternative charge", to be less than an amount equal to the total of Landlord's payments to public utilities and/or other providers for the electricity consumed by Tenant (and any taxes thereon or o n redistribution of same) plus 5% thereof for transmission line loss, plus 15% thereof for other redistribution costs. The Landlord reserves the right, at any time upon thirty (30) days written upon written notice, to change its furnishing of electricity to Tenant from a rent inclusion basis to a submetering basis, or vice versa, or to change to the distribution of less than all the components of the existing service to Tenant. The Landlord reserves the right to terminate the furnishing of electricity on a rent inclusion, submetering, or any other basis at any time, upon thirty (30) days written notice to the Tenant, in which event. the Tenant may make application directly to the public utility and/or other providers for the Tenant's entire separate supply of electric current and Landlord shall permit As wires and conduits, to the extent available and safely capable, to be used for such purpose, but only to the extent of Tenant's then authorized load. Any meters, risers, or other equipment or connections necessary to furnish electricity on a submetering basis or to enable Tenant to obtain electric current directly from such utility and/or other providers shall be installed at Tenant's sole cost-and expense. Only rigid conduit or electricity metal tubing (EMT) will be allowed. The Landlord, upon the expiration of the aforesaid thirty (30) days written notice to the Tenant may discontinue furnishing the electric current but this lease shall otherwise remain in full force and effect. If Tenant was provided electricity o n a rent inclusion basis when it was so discontinued, then commencing when Tenant receives such direct service and as long as Tenant shall continue to receive such service, the fixed annual rent payable under this lease shall be reduced by the amount of the ERIF which was payable immediately prior to such discontinuance of electricity on a rent inclusion basis.

RENT ESCALATION - COST INCREASE:

50. (A) For purposes of the formula and other provisions set forth in this Article and elsewhere in this Lease:

        (1) "Rate" shall mean the minimum regular hourly wage rate, including adjustments of every kind and nature (excluding all sums paid for Fringe Benefits, as hereinafter defined, and adjustments provided for in subdivision
(6) herein below) prescribed for Porters (as hereinafter defined) for Class A office buildings (or any successor category), pursuant to the present and any successor agreement between the Realty Advisory Board on Labor Relations, Incorporated (or any successor thereto) and Local 32B of the Building Service Employees International Union, AFL-CIO (or any successor thereto), covering the wage rates for porters in such buildings ("Agreement"), provided, however, that,
(a) if, at any time during the Term, regular employment of Porters occurs on days or during hours when the overtime or other premium pay rates are in effect pursuant to the Agreement," Rate" shall mean the average hourly wage rate, including adjustments of every kind and nature (excluding Fringe Benefits and adjustments provided for in subdivision (6) herein below) for the hours in a calendar week during which Porters are regularly employed (e.g., if pursuant to the Agreement, the regular weekly employment of Porters is for forty hours, at a regular hourly wage rate, excluding Fringe Benefits, of $12.00 for the first thirty hours and an overtime hourly wage rate, excluding Fringe Benefits, of $15.00 for the remaining ten hours, the average hourly wage rate, excluding Fringe Benefits, for the applicable period shall, before adjustment pursuant to the provisions of subdivision (6) of this Paragraph (A), be the weekly wage rate of $510.00 divided by the number of regular hours of employment, to wit, forty, or $12.75), and that, (b) if, at any time during the Term, no Agreement exists, "Rate" shall mean the average minimum regular hourly wage rate, including adjustments of every kind and nature (excluding Fringe Benefits and adjustments provided for in subdivision (6) herein below) actually payable to Porters at the rate for Porters employed at Class A office buildings as such buildings are presently described in the Agreement, except that at no time shall We amount payable be less than the amount being paid by the Tenant pursuant to this paragraph at the time the rate ceases to exist.

        (2) "Base Rate" shall mean the Rate in effect during the calendar year 1999.

        (3) "Multiplication Factor" shall mean 5,108.

        (4) "Porters" shall mean those employees who have been employed for ten
(10) years or more and who are engaged in the general maintenance and operation of office buildings, classified as

"Others" in the current Agreement or, failing such classification in any subsequent Agreement, the most nearly comparable classification in such Agreement.

        (5) "Fringe Benefits" shall mean all sums directly or indirectly paid for so-called "fringe benefits", including, without limitation, the costs of (a) pensions, welfare funds, training funds and dues; (b) social security, vacations, sick pay, holidays, jury duty, bonuses, medical checkup, lunch time, relief time and other paid time off, and (c) unemployment, workmen's compensation, disability benefits, health, life, accident and other types of insurance, and shall be calculated as provided in subdivision (6) herein below.

        (6) In determining the Rate and the Base Rate on each applicable occasion pursuant to this Lease, the Base Rate and the Rate, as specified in the Agreement, shall be adjusted on the basis of the number of hours Porters actually are to work, pursuant to the Agreement, during the applicable calendar year (e.g., if the Agreement is predicated on a 2,080 hour work year (40 hours x 52 weeks) and Porters are paid for the following time which they actually are not to work (Vacation - 120 hours, Holidays-88 hours, Birthday-8 hours, Medical Checkup-16 hours, Sick Days-80 hours, Disaster Day-8 hours and Relief Time-147 hours), totaling 467 hours, then the Base Rate and the Rate (and the hourly cost of Fringe Benefits, as well) shall be calculated on the basis of Porters actually working 1,613 hours (2,080 hours less 467 hours).

50. (B) If, in any year during the Term, the Rate exceeds the Base Rate, Tenant shall pay Landlord an amount ("Expense Escalation") equal to the product of the Multiplication Factor multiplied by 100% of me amount by which the Rate exceeds the Base Rate, appropriately adjusted for any such period which is only partially within the Term. The Expense Escalation shall be payable in equal monthly installments, commencing with the first installment of Fixed Rent due on or after the effective date of any increase in the Rate and continuing thereafter until the effective date of any subsequent increase, whereupon such installments shall be appropriately adjusted. Landlord shall furnish Tenant with a statement itemizing Tenant's liability pursuant to this subdivision when ever such liability arises or changes. Except as limited by Articles 9 and 10, Tenant's obligation to make such payments shall survive the Expiration Date or any sooner termination of this Lease. Notwithstanding the foregoing, if, by reason of any law or any rule, order, regulation or requirement of any governmental or quasi-governmental authority having or asserting jurisdiction (collectively, "Law"), an increase in the Rate is reduced or does not take effect, or increases in the Rate are limited or prohibited, then, for the period covered by the Law ("Law Period"), the applicable increase ("Increase") in the Rate for purposes of this Article shall be the increase in the Rate ("Prior Increase") which most immediately preceded the effective date of the Law. The Increase shall take effect on the date following the expiration of the period for the Prior Increase and an equivalent Increase shall take effect on each anniversary of such effective date during the Law Period.

50. (C) Each notice given by Landlord pursuant to subdivision (B) shall be binding upon Tenant unless, within thirty (30) days after is receipt of such notice, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Pending resolution of such dispute, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination.

50. (D) Landlord's failure to timely bill all or any portion of the Expense Escalation (or any increase therein) for any period or periods during the Term (whether because of failure to timely consummate an Agreement or because of error or oversight of Landlord or its managing agent or for any other reason) shall not constitute a waiver of Landlord's right to ultimately collect such amount, nor a waiver of Landlord's right to bill Tenant at any subsequent time retroactively for the entire amount so unbilled, which unbilled amount shall be payable within thirty (30) days after being so billed.

REAL ESTATE TAX ESCALATION:

51. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Article.

(A) As used in this Article, the following definitions shall apply:

        (1) The term "Base Tax Year" as hereinafter set forth for the determination of real estate tax escalation shall mean the New York City real estate tax year commencing July 1, 1999 and ending June 30,2000.

        (2) The term "Percentage" shall be deemed to mean 1.63 percent.

        (3) The term "the Building Project" shall mean all of the land together with the improvements thereon known as 50 West 23rd Street, New York, New York.

        (4) The term "Comparative Year" shall mean the respective twelve (12) months following the Base Tax Year, and each subsequent period of twelve (12) months.

        (5) The term "Real Estate Taxes" shall mean the total of all real property taxes and special or other assessments and/or vault charges levied, assessed or imposed at any time by any governmental authority or against the Building Project, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building Project to the extent that same shall be in lieu of all or a portion of any of me aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project and any Business Improvement District Charges. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the Real Estate Taxes, or in lieu of additions to or increases of said Real Estate Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "Real Estate Taxes" for the purposes hereof. As to special assessments which are payable over a period of time extending beyond the term of this Lease, only a pro rata portion thereof, covering the portion of the terms of this Lease unexpired at the time of the imposition of such assessment, shall be included in "Real Estate Taxes". If, by law, any assessment may be paid in installments, then, for the purposes hereof (a) such assessment shall be deemed to have been payable in the maximum number of installments permitted bylaw and (b) there shall be included in Real Estate Taxes, for each Comparative Year in which such installments may be paid, the installments of such assessments so becoming payable during the Comparative Year, together with interest payable during such Comparative Year.

51. (B) In the event that the Real Estate Taxes payable for any Comparative Year shall exceed the amount of such Real Estate Taxes payable during the Base Tax Year, Tenant shall pay to Landlord, as additional rent for such Comparative Year, an amount equal to the Percentage of the excess. By or after the start of the Comparative Year following the Base Tax Year, and by or after the start of each Comparative Year thereafter, Landlord shall furnish to Tenant a statement of the Real Estate Taxes payable during the Base Tax Year and each Comparative Year, which statement shall reflect the amount to be paid by the Tenant pursuant to this Article 51. Tenant's obligation to pay the amount herein provided for shall survive the expiration or earlier termination of this Lease.

51. (C) The amount due pursuant to the calculation provided for in sub-paragraph B above shall be due and payable within ten (10) days after Landlord shall have delivered to Tenant a statement setting forth the amount equal to the Percentage of the excess and the basis therefor. Bills for such Taxes shall be sufficient evidence of amount, for the purpose of calculating the Percentage. In the event Tenant fails to pay its proportionate share when due, Landlord shall be entitled, with respect thereto, to any and all remedies to which Landlord may be entitled under this Lease for default in the payment of rent. The failure of Landlord to bill Tenant for the additional rent due in any fiscal year shall not prejudice the right of Landlord to subsequently bill Tenant for such fiscal year or any subsequent fiscal year.

51. (D) (1) Should the Real Estate Taxes payable during the Base Tax Year be reduced by final determination of legal proceedings, settlement or otherwise, then, the Real Estate Taxes payable during the Base Tax Year shall be correspondingly revised, the additional rent theretofore paid or payable hereunder for all Comparative Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord as additional rent, within ten (10) days after being billed therefor, any deficiency between the amount of such additional rent as theretofore computed and the amount thereof due as the result of such recomputations. Should the Real Estate Taxes payable during the Base Tax Year be increased by such final determination of legal proceedings, settlement or otherwise, then appropriate recomputation and adjustment also shall be made and the amount due by the Landlord to the Tenant shall be paid within ten (10) days after the recomputation. Should the Real Estate Taxes paid during any Comparative Year be increased or decreased by a final determination of legal proceedings, settlement or otherwise, then an appropriate recomputation and adjustment shall be made between the Landlord and Tenant and any amount owed by the Tenant shall be paid within ten (10) days after the Tenant is billed therefor and be deemed additional rent, and any amount owed by the Landlord to the Tenant shall be paid within ten (10) days of the recomputation.

        (2) If after Tenant shall have made a payment of additional rent under this subdivision (D)(1), Owner shall receive a refund of any portion of the real estate taxes payable for any comparative year after the base tax year on which such payment of additional rent shall have been based, as a result of a reduction of such real estate taxes by final determination of legal proceedings, settlement or otherwise, Owner shall within ten (10) days after receiving the refund pay to Tenant the Percentage of the refund.

51. (E) Upon the date of any expiration or termination of this Lease (except termination because of Tenant's default), whether the same be the date herein above set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the Comparative Year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if not theretofore already billed and paid. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such Comparative Year. Landlord shall, as soon as reasonably practicable, compute the additional rent due from Tenant, as aforesaid, which computations shall either be based on that Comparative Year's actual figures or be an estimate based upon the most recent statements prepared by Landlord and furnished to Tenant. If an estimate is used, then Landlord shall cause statements to be prepared on the basis of the Comparative Year's actual figures as soon as they are available, and within ten (10) days after such statement or statements are prepared by Landlord and furnished to Tenant, Landlord and Tenant shall make appropriate adjustments of any estimated payments theretofore made, which shall survive any expiration or termination of this Lease.

51. (F) Any delay or failure of Landlord in billing for any additional rent shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such additional rent.

51. (G) Notwithstanding any contrary or inconsistent provisions of this Article 51:

Tenant shall pay to Landlord on the first day of each calendar month during the term of this Lease an amount (the "Estimated Monthly Tax Payment") equal to 1/12th of Landlord's estimate (in Landlord's sole discretion) of the payment which will be due to Landlord from Tenant pursuant to Article 51 (B) for the next Comparative Year. Landlord shall provide such estimate to Tenant together with the monthly billing of Estimated Monthly Tax Payment during each calendar year. For example: if Landlord estimates that the amount payable by Tenant pursuant to Article 51(B) for the Comparative Year January 1,1994 through December 31,1994 will be $144 then Landlord shall provide Tenant such estimate together with a billing for Estimated Monthly Tax Payment for each month of the term during the calendar year 1993 for the sum of $12; and the Estimated Monthly Tax Payments for each calendar month of 1993 shall each be $12 until such estimate is revised. Notwithstanding the foregoing, after the sum actually payable for the Comparative Year in question is determined, the Estimated Monthly Tax Payments made or to be made for all calendar months included within such Comparative Year shall be equitably adjusted, and any balance due Landlord or Tenant, as the case may be, shall be paid forthwith.

51. (H) In addition to all fixed annual rent and additional rent payable pursuant to the terms of this

Lease and this Article, Tenant shall pay to Owner, as additional rent, within ten (10) days after Owner shall have delivered to Tenant a statement therefor, the Percentage of all expenses incurred by Owner in reviewing or contesting the validity or amount of any Real Estate Taxes, including without limitation, the fees and disbursements of attorneys, third party consultants, experts and others.

52. Intentionally omitted.

LATE PAYMENT CLAUSE:

53. It is agreed that the rental under this Lease is due and payable in equal monthly installments in advance on the first day of each month during the entire lease term. In the event that any monthly installment of rent, or any other payment required to be made by the Tenant under this Lease shall be overdue for a period (the "Late Period") of ten (10) days, a late charge of four (4) cents for each dollar so overdue may be charged by the Landlord for each month, or fraction of each month, from its due date until paid, for the purpose of defraying the expenses incurred in handling delinquent payments. Although no late payment penalties shall accrue until the end of the applicable Late Period, nothing contained in this Article 53 or elsewhere in this Lease shall prevent Landlord from commencing legal proceedings against Tenant for the non-payment of rent or additional rent if same is not paid upon the first day of each month during the entire lease term.

ATTORNMENT:

54. (A) Tenant agrees that if by reason of default on the part of Landlord herein, under any ground or underlying lease or any mortgage affecting Landlord's interest, a ground or underlying lessor or a mortgagee shall enter into and become possessed of the real property of which the Demised Premises form a part, or any part or pans of such real property, either through possession or foreclosure action or proceedings, or through the issuance and delivery of a new lease of the Premises covered by the ground or underlying lease to a leasehold mortgagee, then, if this Lease is in full force and effect at such time, Tenant shall attorn to such lessor or such mortgagee as its Landlord; and in such event, such lessor or mortgagee shall not be liable to Tenant for any defaults theretofore committed by Landlord and no such default shall give rise to any rights of offset or deduction against the rents payable under this Lease.

54. (B) The provisions for attornment hereinbefore set forth shall not require the execution of any further instrument. However, if such lessor or mortgagee to which Tenant agrees to attorn, as aforesaid, reasonably requests a further instrument expressing such attornment, Tenant agrees to execute the same promptly and if Tenant fails so to do, Tenant hereby appoints Landlord Tenant's attorney-in-fact to execute any such instrument for and on behalf of Tenant.

ENTIRE AGREEMENT:

        55. (A) This Lease contains the entire agreement between the parties, and any agreement hereafter made shall not operate to change, modify, or discharge this Lease in whole or in part unless such agreement is in writing and signed by the party sought to be charged therewith.

55. (B) Tenant expressly acknowledges and agrees that Landlord and its agents have not made and are not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease.

55. (C) This Lease shall be governed in all respects by the laws of the State of New York.

SAVING PROVISION:

56. If any provision of this Lease, or Is application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall be not affected thereby, and every other provision of this Lease shall be valid and enforceable to the fullest extent permitted by Law.

LEASE NOT BINDING UNLESS EXECUTED:

57. Submission by Landlord of the within Lease for execution by Tenant, shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

ASSIGNMENT AND SUBLETTING, MORTGAGING:

58. (A) Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, or mortgage or otherwise encumber, all or any part of As interest in this Lease, sublet the Demised Premises, in whole or in part, or suffer or permit the Demised Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance.

58. (B) If Tenant shall desire to assign its interest in this Lease or to sublet the Demised Premises, the Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) the terms and conditions of the proposed assignment or subletting; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; and
(iv) current financial information and any other information Landlord may reasonably request with respect to the proposed assignee or subtenant. Landlord, by notice given to Tenant within thirty (30) days after receipt of Tenant's request for consent, may terminate this Lease on a date to be specified in said notice. (the

"Termination Date"), which date shall be not earlier than one (1) day before the effective date of the proposed assignment or subletting nor later than sixty-one
(61) days after said effective date. Tenant shall vacate and surrender the Demised Premises o n or before the Termination Date and the term of this Lease shall end on the Termination Date as if it were the Expiration Date.

58. (C) If Landlord shall not exercise its option to terminate this Lease pursuant to subsection B above, Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting for the use permitted in this Lease, provided that:

        (1) The Demised Premises shall not, without Landlord's prior consent, have been listed or otherwise publicly advertised for an assignment or subletting at a rental rate lower than the then prevailing rental rate for other space in the building;

        (2) Tenant shall employ Landlord's management agent for the Building or such broker as shall be approved by Landlord for not less than the first ninety
(90) days that Tenant seeks to sublet or assign the Demised Premises, as Tenant's exclusive renting agent for the subletting of the Demised Premises and/or the assignment of this Lease, having the sole and exclusive right to lease the Demised Premises;

        (3) Tenant shall not then be in default hereunder beyond the expiration of any applicable grace period;

        (4) the proposed assignee or subtenant shall have a financial standing, at the time such assignment or subletting is proposed and upon the effective date thereof, reasonably sufficient to satisfy Tenant's outstanding obligations due under this Lease and be of a character, be engaged in a business, and propose to use the Demised Premises, in a manner in keeping with the standards of the Building;

        (5) the proposed assignee or subtenant shall not then be a tenant, subtenant or assignee of any space in the Building, nor shall the proposed assignee or subtenant be a person or entity with whom Landlord is then negotiating to lease space in the Building;

        (6) the character of the business to be conducted in the Demised Premises by the proposed assignee or subtenant shall not be likely to substantially increase operating expenses or Building energy costs;

        (7) in case of subletting, the subtenant shall be expressly subject to all of the obligations of Tenant under this Lease and the further condition and restriction that such sublease shall not be assigned, encumbered or otherwise transferred or the Demised Premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord in each instance;

        (8) no subletting shall end later than one (1) day before the Expiration Date nor shall any subletting be for a term of less than two (2) years unless it commences less than two (2) years before the Expiration Date;

        (9) no subletting shall be for less than the entire Demised Premises;

        (10) Tenant shall reimburse Landlord on demand for any costs, including reasonable attorneys' fees and disbursements, that may be incurred by Landlord in connection with said assignment or sublease; and

        (11) Tenant and its subtenant shall execute and deliver an agreement in form and substance satisfactory to Landlord in its sole discretion that provides that upon default by Tenant in the payment of any rent or additional rent pursuant to this Lease, Subtenant shall, at Landlord's option, pay any rent and additional rent due under the sublease to Landlord, who shall offset same against Tenant's obligation herein, and any amount so paid shall be offset by Tenant as sublandlord against the obligations of the subtenant to Tenant.

        (12) Notwithstanding any contrary or inconsistent provisions of this Lease, in no event shall any sublessee or assignee of all or any portion of the Demised Premises pursuant to this Lease utilize any portion of the Demised Premises for any (a) telemarketing operation, (b) use by any government agency, bureau or department, (c) guard service, (d) messenger or delivery service, (e) immigration service, (f) school, (g) clinic, (h) medical use of any kind, (i) hospital, (j) social service organization or (k) personnel or employment agency.


If there is a dispute between Landlord and Tenant as to the reasonableness of Landlord's refusal to consent to any subletting or assignment, such dispute shall be determined by arbitration in the City of New York in accordance with the prevailing rules of the American Arbitration Association. The arbitrators shall be bound by the provisions of this Lease and shall not add to, subtract from, or otherwise modify such provisions. Notwithstanding any contrary provisions hereof, Tenant hereby waives any claim against Landlord for money damages which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent to any assignment or a subletting pursuant to this Article. Tenant agrees that is sole remedy shall be an action or proceeding to enforce such provision or for specific performance.

58. (D) Every subletting hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this Lease should be terminated prior to the Expiration Date or if Landlord should succeed to any portion of Tenant's estate in the Demised Premises, then at Landlord's election such subtenant shall either surrender that portion of the Demised Premises to Landlord within sixty (60) days of Landlord's request therefor, or shall attorn to and recognize Landlord as such subtenant's landlord under such sublease, and such subtenant shall promptly execute and deliver any instrument Landlord may reasonably request to evidence such attornment.

58. (E) Tenant shall deliver to Landlord a copy of each sublease or assignment made hereunder within ten (10) days after the date of its execution. Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding any subletting or assignment provided for herein and, without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant, assignee or anyone claiming by, through or under any subtenant or assignee which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named, and each immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and shall remain fully and directly responsible and liable to Landlord for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this Lease.

58. (F) Notwithstanding anything to the contrary contained in this Lease, no assignment of Tenant's interest in this Lease shall be binding upon Landlord unless the assignee, and, if the assignee is a partnership, the individual partners thereof, shall execute and deliver to Landlord an agreement, in recordable form, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers.

58. (G) If Landlord shall have consented to any assignment or subletting, or if there is any transfer of this Lease by operation of law or otherwise, and if Tenant shall receive any consideration from its assignee or subtenant for or in connection with the assignment of Tenant's interest in this Lease or the subletting of the Demised Premises, as the case may be (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) or, if Tenant shall sublet the Demised Premises at a rental rate (including additional rent) which shall exceed the Fixed Annual Rent and Additional Rent hereunder, Tenant shall pay to Landlord, as additional rent the full amount of such excess.

58. (H) Any transfer, by operation of law or otherwise, of the interest of Tenant in this Lease (in whole or in part) or of a controlling interest in the voting and management of Tenant (whether stock, partnership interest, or otherwise) shall be deemed an assignment of this Lease within the meaning of this Article. If there has been a previous transfer of less than a controlling interest in Tenant, any other transfer of an interest in Tenant which, when combined with previous transfer(s) constitutes a controlling interest shall be deemed an assignment of the interest of Tenant in this Lease within the meaning of this Article. Anything continued herein to the contrary notwithstanding, the provisions of section J shall not apply to the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, where such sale is effected through any recognized exchange or through the "over-the counter market", unless the same be related to, result in or be the result of any merger, consolidation, tender offer, takeover or other activity involving the acquisition of control of Tenant by another unrelated corporation or legal entity. All references to "tenant" in this section H shall also be deemed to refer to any immediate or remote subtenant or assignee of Tenant.

58. (1) Anything hereinabove contained to the contrary notwithstanding, Owner's leaseback/termination option as set forth in the provisions of Section B hereof shall not apply to, and Owner will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the demised premises, to the parent of Tenant or to a wholly-owned subsidiary of Tenant or of said parent of Tenant, provided the net worth of transferor or sublessor, after such transaction, is equal to or greater than its net worth immediately prior to such transaction, and provided also that any such transaction complies with the other provisions of this Article.

58.(J). Anything hereinabove contained to the contrary notwithstanding, Owner's leaseback/termination option as set forth in the provisions of Section B hereof shall not apply to, and Owner will not unreasonably withhold or delay its consent to an assignment of this Lease, or sublease of all or part of the demised premises to, any corporation or entity (i) to which substantially all the assets of Tenant are transferred or (ii) into which Tenant may be merged or consolidated, or (iii) which purchases fifty-one (51%) percent or more of the common stock of Tenant, provided that all other provisions of this Article are satisfied including, but not limited to, those pertaining to the identity and status of the resulting or surviving corporation.

58 (K) In the event that Tenant fails to execute and deliver any assignment or sublease to which Landlord consented under the provisions of this Article within forty-five (45) days after the giving of such consent, then Tenant shall again comply with all of the provisions of this Article before assigning its interest in this Lease or subletting the Demised Premises.

58. (L) The consent of Landlord to an assignment or a subletting shall not relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

58. (M) If Tenant's interest in the Lease be assigned, or if the Demised Premises or any part hereof be sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Fixed Annual Rent and all Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Article or of any default hereunder or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of all of the covenants, conditions, terms and provisions on the part of Tenant to be performed or observed.

TENANT'S CERTIFICATE:

59. Tenant shall, without charge, at any time and from time to time within ten
(10) days after request by Landlord certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee or purchaser, or any proposed mortgagee, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by Landlord.

        (a) That this Lease is unmodified and in full force and effect (or, if there has been modification, that the same is in full force and effect as modified and stating the modification);

        (b) whether or not to the Tenant's knowledge there are any existing claims against the Landlord or any defenses, which would prohibit or prevent the Landlord from enforcing the provisions of the Lease; and

        (c) the dates, if any, to which the rental and other charges hereunder have been paid in advance.

LANDLORD'S MANAGING AGENT:

60. Tenant agrees that all of the representations, warranties, waivers and indemnities made in this Lease by Tenant for the benefit of the Landlord shall inure to the benefit of the Landlord's managing agent, its officers, directors, employees and independent contractors.

LANDLORD'S COSTS BY TENANT'S DEFAULTS:

61. If Landlord, as a result of a default by Tenant of any of the provisions of this Lease, including the covenants to pay rent and/or additional rent, makes any expenditure or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, such sums so paid or obligations so incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefore, and if any expenditure is incurred in collecting such obligations, such sum shall be recoverable by Landlord as additional damages.

SPECIAL SERVICES:

62. Upon Tenant's request, Landlord or its managing agent may, but, except as otherwise expressly provided in this Lease, shall not be obligated to, perform or cause to be performed for Tenant from time to time various construction, repair and maintenance work, moving services and other types of work or services in or about the Demised Premises and the building. If such work or services shall be performed for Tenant, Tenant agrees to pay therefor, at Landlord's option, either the standard charges of Landlord or its managing agent in effect from time to time, if any, or the amount agreed to be paid for such services. Tenant agrees to pay all such charges within ten (10) days after Landlord or Landlord's managing agent has submitted a bill therefor and, unless otherwise expressly provided in writing, such charges shall be payable as additional rental under this Lease and in the event of a default hereunder Landlord shall have the same remedies that Landlord would have in the event of default in the payment of annual rental.

MODIFICATION FOR MORTGAGE:

63. If, in connection with obtaining financing or refinancing for the Building of which the Demised Premises form a part, a banking, insurance or other institutional lender shall request reasonable modifications to this Lease as a condition to such financing or refinancing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such default by such lender with the granting of such additional time for such curing as may be required for such lender to get possession of the said Building) or adversely affect the leasehold interest hereby created.

CLEANING & RUBBISH REMOVAL:

64. Tenant, at its expense, and in a manner satisfactory to Landlord, shall cause the Demised Premises thereof to be kept clean. Tenant shall utilize for such cleaning only persons as designated by Landlord (in Landlord's sole discretion), provided that the prices charges by said contractor are compareable to the prices charged by other contractors for the same work. Landlord hereby designates First Quality Maintenance Ltd. as its designated cleaning contractor. The cleaning of the Demised Premises shall include but is not limited to all waxing, polishing, lamp replacement, cleaning and maintenance work. Tenant shall, at Tenant's expense, remove all Tenant's rubbish and trash to such area of the Building and at such time as Landlord shall designate.

EXTERMINATION:

65. Tenant, at its sole cost and expense, shall maintain such extermination services as are necessary to keep the Demised Premises free of pests and vermin at all times. Tenant shall utilize for such extermination services only contractors designated by Landlord in Landlord's sole discretion.

ODORS:

66. (A) Tenant shall not permit any unusual or obnoxious odors to emanate from the Demised Premises. Tenant will, within five (5) days after written notice from Landlord, install at its own cost and expense, reasonable control devices or procedures to eliminate such odors, if any. In the event such condition is not remedied within said five-day period, Landlord may, at its discretion, either (a) cure such condition and thereafter add the cost and expense incurred by Landlord therefor to the next monthly rental to become due and Tenant shall pay said amount as additional rent; or (b) treat such failure on the part of Tenant to eliminate such obnoxious odors as a material default hereunder entitling Landlord to any of its remedies pursuant to the terms of this Lease. Landlord shall have the right to enter the Demised Premises at any time to inspect the same and ascertain whether they are clean and free of odors.

66. (B) Tenant covenants that it will hold Landlord harmless against all claims, damages or causes of action for damages arising after the commencement of the term of this Lease and will indemnify

Landlord for all such suits, orders or decrees in connection with the permeation from the Demised Premises of unusual or objectionable odors, and Tenant shall further covenant to pay any attorney's fees or other legal expenses made necessary in connection with any claim or suit as aforesaid.

66. (C) In the event Landlord requires Tenant to install reasonable control devices or procedures to eliminate such odors, the material, size and location of such installations shall be subject to Landlord's prior written approval. Such work shall not be commenced until plan and specifications therefor have been submitted to and approved by Landlord.

FLOOR LOADS:

67. Tenant shall not place a load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed bylaw. Tenant agrees to position all machines safes, business machines, printing equipment or other mechanical equipment in such locations as to minimize noise and vibration emanating therefrom. All of such installations shall be placed and maintained by Tenant, at Tenant's sole expense, in setting sufficient, in Landlord's sole judgment, to absorb and prevent vibration, noise and annoyance to other Tenants in Landlord's building.

        All of such machines and/or equipment installed by Tenant in the Demised Premises will not at any time be in violation of existing laws affecting the Demised Premises or in violation of the Certificate of Occupancy issued for the building of which the Demised Premises are a part.

AIR CONDITIONING & VENTILATION:

        68. (A) Tenant acknowledges and agrees that the existing air-conditioning equipment servicing the Demised Premises also services other premises located on the same floor of the Building. Tenant shall be permitted the use of and to operate the air conditioning equipment serving the Demised Premises (the "Air Conditioning Unit") for normal office usage from May 15th to October 15th in each year during the term of this Lease, on regular business days from 8 a.m. to 6 p.m., except on Saturdays when the hours will be at 8 a.m. to 12:00 Noon (after hours air conditioning to be furnished, after reasonable advance request by Tenant in writing, at Landlord's then standard Building rates for same). Landlord shall maintain the Air Conditioning Unit and Tenant acknowledges and agrees that the Air Conditioning Unit is Landlord's property. Tenant shall pay to Landlord upon demand as additional rent hereunder its proportionate share of Landlord's costs in maintaining and repairing the Air Conditioning Unit and Tenant's proportionate share of the total electrical charges associated with the use and operation of the Air Conditioning Unit in accordance with the provisions of Article 49 hereof. In addition should it become necessary to replace the Air Conditioning Unit, Tenant shall pay to Landlord upon demand as additional rent hereunder its proportionate share of Landlord's costs in replacing the Air Conditioning Unit amortized over the remainder of the term of this Lease, using the following formula: said costs shall equal the product obtained by multiplying said costs by a fraction, the numerator of which is the number of months, and portions thereof, remaining in the term of this Lease after such replacement of the Air Conditioning Unit, and the denominator of which is 120.

68. (B) Use of the Demised Premises, or any part thereof, to a manner exceeding the design conditions thereof (including occupancy and connected electrical load) for heating and/or air conditioning service in the Demised Premises, or rearrangement of partitioning which interferes with normal heating and/or air conditioning service in the Demised Premises, or the use of computer or data processing machines, may require changes in the systems servicing the Demised Premises. Such changes so occasioned, shall be made by Tenant, at Tenant's expense. Tenant agrees to lower and keep closed the venetian blinds or other window coverings in the Demised Premises whenever required for the proper operation of the air conditioning service. No supplemental heating, ventilating or air conditioning equipment shall be installed or utilized by Tenant in the Demised Premises without Landlord's prior consent.

68. (C) No diminution or claim of constructive eviction shall or will be claimed by Tenant by reason of any interruption, curtailment or suspension of the air conditioning system.

69. Intentionally Omitted.

CONDITIONAL LIMITATION:

70. (A) If Tenant shall default in the payment of the rent reserved herein, or any item of additional rent herein mentioned, or any part of either during any two months, whether or not consecutive, in any twelve (12) month period, and (i) such default continued for more than five (5) days after written notice of such default by Landlord to Tenant, and (ii) Landlord, after the expiration of such five (5) day grace period, served upon Tenant petitions and notices of petition to dispossess Tenant by summary proceedings in each such instance, then, notwithstanding that such defaults may have been cured prior to the entry of a judgment against Tenant, any further default in the payment of any money due Landlord hereunder which shall continue for more than five (5) days after Landlord shall give a written notice of such default shall be deemed to be deliberate and Landlord may thereafter serve a written three (3) days' notice of cancellation of this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof, and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

70. (B) In addition, if Tenant shall have defaulted in the performance of the same or a substantially similar covenant hereunder, other than a covenant for the payment of rent or additional rent, twice during any consecutive twelve (12) month period and Landlord, in each case, shall have given a default notice in respect of such default, then, regardless of whether Tenant shall have cured such defaults within any applicable grace period, if Tenant shall again default in respect of the same or a substantially similar covenant hereunder within a twelve (12) month period after Landlord gave the second such default notice, Landlord, at its option, and without further notice to Tenant or opportunity for Tenant to cure such default, may elect to cancel this Lease by serving a written three (3) days' notice of cancellation of this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were day herein definitely fixed for the end and expiration of this Lease and the term hereof, and Tenant shall then quit and surrender the Demised Premises to Landlord, but Tenant shall remain liable as elsewhere provided in this Lease.

HOLD-OVER:

71. If Tenant holds over in possession after the expiration or sooner termination of the original term or of any extended term of this Lease, such holding over shall not be deemed to extend the term or renew the Lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of such holding over for each calendar month or part thereof (even if such pad shall be a small fraction of a calendar month) shall be the sum of

        (a) 1/12 of the highest annual rent rate set forth on page one of this Lease, times 2.5, plus

        (b) 1/12 of the net increase, if any, in annual fixed rental due solely to increases in the cost of the value of electric service furnished to the premises in effect on the last day of the term of the Lease, plus

        (c) 1/12 of all other items of annual additional rental, which annual additional rental would have been payable pursuant to this Lease had this lease not expired, plus

        (d) those other items of additional rent (not annual additional rent) which would have been payable monthly pursuant to this Lease, had this lease not expired, which total sum Tenant agrees to pay to Landlord promptly upon demand, in full, without set-off or deduction. Neither the billing nor the collection of use and occupancy in the above amount shall be deemed a waiver of any right of Landlord to collect damages for Tenant's failure to vacate the Demised Premises after the expiration or sooner termination of this Lease. The aforesaid provisions of this Article shall survive the expiration or sooner termination of this Lease.

LIMITATION ON RENT:

72. If at the commencement of, or at any time during the term of this Lease, the rent reserved in this Lease is not fully collectible by reason of any Federal, State, County or City law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant agrees to take such steps as Landlord may request to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the continuance of such legal rent restriction (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, Tenant shall pay to Landlord, to the extent permitted by law, an amount equal to (a) the restriction less (b) the rents paid by Tenant to Landlord during the period such legal rent restriction was in effect.

BUILDING DIRECTORY:

73. At the written request of Tenant, Landlord shall list on the building's directory the name of Tenant, any trade name under which Tenant has the right to operate, any other entity permitted to occupy any portion of the Demised Premises under the terms of this Lease, up to a maximum of three (3) listings without charge to the Tenant. If requested by Tenant, Landlord may (but shall not be required to) list the name of Tenant's subsidiaries and affiliates; however, the listing of any name other than that of Tenant shall neither grant such party or entity any right or interest in this lease or in the Demised Premises nor constitute Landlord's consent to any assignment or sublease to, or occupancy of the Demised Premises by, such party or entity. Except for the name of Tenant, any such listing may be terminated by Landlord, at any time, without notice.

ADDITIONAL RENT:

74. All payments other than the annual rental to be made by Tenant pursuant to this Lease shall be deemed additional rent and, in the event of any nonpayment thereof, Landlord shall have all rights and remedies provided for herein or by law for nonpayment of rent. Tenant shall have fifteen (15) days from its receipt of any additional rent statement to notify Landlord, by certified mail, return receipt requested, that it disputes the correctness of such statement. After the expiration of such fifteen (15) day period, such statement shall be binding and conclusive upon Tenant. If Tenant disputes the correctness of any such statement, Tenant shall, as a condition precedent to its right to contest such correctness, make payment of the additional rent billed, without prejudice to its position. If such dispute is finally determined in Tenant's favor, Landlord shall refund to Tenant the amount overpaid.

SIGNAGE:

75. The Tenant shall not, without the prior written consent of the Landlord, install nor continue the use of any signs on the windows of the Demised Premises or on the door or in the hallways on the floor on which the Demised Premises are located. The Tenant shall submit to the Landlord a rendering of any new proposed sign which shall be uniform to those in the building. If the Landlord gives its consent to a sign as provided for in this paragraph the Tenant, at the Tenant's own cost and expense, shall keep such sign in good and working condition. In addition, the Tenant shall pay, at its own cost and expense, the Landlord's cost of the sign and its installation, plus a 15% administrative charge.

MECHANIC'S LIEN:

76. (A) Notice is hereby given that the Landlord shall not, under any circumstances, be liable to pay for any work, labor or services rendered or materials furnished to or for the account of the Tenant upon or in connection with the Demised Premises, and that no mechanic's or other liens for work, labor or services rendered or materials furnished to or for the account of the Tenant shall, under any circumstances, attach to or affect the reversionary or other estate or interest of the Landlord in or to the Demised Premises or in and to any alterations, repairs or improvements to be erected or made thereon.

76. (B) The Tenant shall not suffer nor permit, during the term hereby granted, any mechanic's or other liens for work, labor, services or materials rendered or furnished to or for the account of the Tenant upon or in connection with the Demised Premises or to any improvements erected or to be erected upon the same, or any portion thereof; and it is understood that Tenant shall obtain and deliver unconditional written waivers of mechanic's liens as specifically set forth in Article 3 of the printed form hereof. Nevertheless, Tenant shall hold the Landlord and the Demised Premises harmless from all liens or charges, of whatever nature or description, arising from, or in consequence of, any alterations or improvements that the Tenant shall make, or cause to be made, upon the Demised Premises.

76. (C) If a notice of mechanic's lien be filed against the Demised Premises for labor or materials alleged to have been furnished, or to be furnished at the Demised Premises to or for the Tenant or to or for someone claiming under the Tenant; and if the Tenant shall fail to take such action as shall cause such lien to be discharged within five (5) business days after the filing of such notice; the Landlord may pay the amount of such lien or discharge it by deposit or by bonding proceeding, and in the event of such deposit or bonding proceedings, the Landlord may require the lienor to prosecute an appropriate action to enforce the lienor's claim. In such case, the Landlord may pay any judgment recovered on such claim. Any amount paid or expense incurred by the Landlord, as in the clause provided, and any expense incurred or sum of money paid by the Landlord by reason of the failure of the Tenant to comply with any provision of this Lease, or in defending any such action, shall be deemed to be additional rent for the Demised Premises, and shall be due and payable by the Tenant to the Landlord on the first day of the next following month or at the option of the Landlord, on the first day of any succeeding month. The receipt by the Landlord of any installment of the regular stipulated rent hereunder or any of such additional rent shall not be a waiver of any other additional rent then due.

TENANT'S LIABILITY FOR CONSTRUCTION:

77. (A) That in the event the Tenant performs any construction or alterations at the Demised Premises, Landlord shall not be responsible for any structural defect, latent or otherwise, in the premises, any equipment, or the removal of asbestos or change of conditions elsewhere in the building or in the premises resulting from Tenant's construction or alteration, or for any damages to same or to goods or things contained or placed thereon or in the vicinity thereof.

77. (B) Tenant will indemnify and save Landlord harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses including reasonable attorney's fees, which may be imposed upon or incurred by or asserted against Landlord by reason of any of the following occurring during the terms of this Lease:

        (i) any work or thing done by Tenant or any agent, contractor, employee, licensee or invitee of Tenant in, on or about the Demised Premises or any part thereof;

        (ii) any use, non-use, possession, occupation, condition, operation, maintenance or management by Tenant of the Demised Premises;

        (iii) all fines, suits, proceedings, claims, demands and actions of any kind or nature whatsoever brought by anyone whomsoever arising or growing out of or in any wise connection with the Tenant's use, operation and maintenance of the Demised Premises;

        (iv) any accident, injury, or damage to any person or property occurring in the Demised Premises or any part thereof;

        (v) any failure on the part of Tenant to perform or comply with any of the agreements, terms, or conditions contained in this Lease on its part to be performed or complied with. In the event that any action or proceeding shall be brought by Landlord by reason of any claim covered by this paragraph, Tenant, upon written notice from Landlord, will at Tenant's sole cost and expense resist or defend the same; and

        (vi) Tenant has been advised that Landlord makes no representation as to the load bearing capacity of the structure.

TENANT'S WORK:

78. Prior to the Tenant commencing any work respecting any alteration or improvement at the Demised Premises, Tenant shall satisfy each and every conditions set forth below.

        (1) Tenant shall, at its sole cost and expense, supply Landlord with professionally prepared plans and specifications for Landlord's review and approval. Landlord hereby reserves the right to require certain reasonable revisions thereto to same. Tenant acknowledges and agrees that Tenant shall pay upon demand, as additional rent hereunder, Landlord's reasonable out of pocket expenses associated with Landlord's review of any such plans submitted by Tenant.

        (2) Subsequent to the delivery and approval by Landlord of Tenant's plans and specifications, Tenant shall employ its own contractor in connection with the construction to be performed at the Demised Premises in accordance with those approved plans and specifications. Tenant agrees that all work to be performed shall be done in accordance with good and sound building standards and shall be further performed in a professional workmanlike manner. All of the Tenant's work shall be done in accordance with all governmental regulations, with the Tenant being responsible at its own cost and expense for obtaining permits and approvals, including asbestos inspection and removal, if necessary, as well as sign-offs and compliance with the other provisions of this Lease. Furthermore, Tenant agrees that all work to be performed by any of the trades employed shall in no way affect work being performed at the building by Landlord, or any other tenant, subtenant or occupant of the Building Project (collectively, "Landlord's Authorized Entities"), or any of the unions of which any of Landlord's Authorized Entities' contractors' employees may be members.

        (3) Tenant shall provide Landlord with a hold harmless and indemnification agreement relative to such proposed work.

        (4) Tenant shall provide insurance coverage in amounts reasonably satisfactory to Landlord and satisfactory to Landlord's lender which shall protect Landlord's interest during the course of construction and, in addition thereto, Tenant shall provide Landlord with a Certificate of Insurance reflecting such coverage, and the naming of Landlord and Landlord's lender as additional insureds.

        In the event Tenant shall violate any of the above provisions, same shall be considered a material breach under this Lease and Landlord shall be entitled to immediately avail itself of all legal remedies that it is entitled to with respect to such breach.

79. Intentionally omitted.

REPLACEMENT SPACE:

80. Tenant covenants and agrees that Landlord shall have the absolute and unqualified right, upon notice to Tenant to designate as a replacement for the Demised Premises that part of any floor in the Building that approximately corresponds and is reasonably comparable to the Demised Premises which shall include a comparable amount of rentable square footage and a reasonably similar number of windows and which shall also include the same type and style of improvements as existed in the Premises immediately prior to the date Tenant receives the foregoing notice, to be installed by Landlord, at its sole cost and expense, prior to the date that Tenant takes occupancy of said replacement space. Such notice shall specify and designate the space to be a replacement for the Demised Premises. Notwithstanding such replacement, this Lease and all the terms, provisions, covenants and conditions contained in the Lease shall remain and continue in full force and effect, except that the Demised Premises shall be and be deemed to be such replacement space (hereinafter called "Replacement Space"), with the same force and effect as if the Replacement Space were specified in this agreement as the Demised Premises.

In the event of the replacement of space as provided in above,

        (1) if the Replacement Space has a rentable area less than the rentable area of the Demised Premises, the annual fixed rent and the escalations from the date that Tenant takes possession of the Replacement Space shall be decreased pro rata to reflect the lesser number of rentable square feet in the Replacement Space;

        (2) Landlord shall, at Landlord's expenses, prepare the Replacement Space in substantially the same manner as the Demised Premises and Tenant shall have the right to remove any floor covering, wall covering, cabinet work, and any other decoration in the Demised Premises to the Replacement

Space, as well as telephone lines and any other communication lines to the Replacement Space;

        (3) as soon as Landlord has completed preparing the Replacement Space as set forth above, Tenant upon five (5) days prior written notice shall move to the Replacement Space at Landlord's expense, and upon failure of Tenant to so move to the Replacement Space, Landlord may, as Tenant's agent, remove Tenant from the Demised Premises to the Replacement Space. Failure of Tenant to move to the Replacement Space pursuant to this Article 80 shall be deemed a substantial breach of this Lease; and

        (4) upon request from Landlord, Tenant shall supply Landlord with satisfactory proof of out of pocket expenses reasonably incurred by Tenant in moving from the Substitute Premises to the Replacement Space, and Landlord shall, within thirty (30) days of receipt thereof, reimburse Tenant, by way of a credit or otherwise, for such expenses.

        Following such replacement of space Landlord and Tenant shall, promptly at the request of either party, execute and deliver an agreement setting forth such substitution of space and the change (if any) in the annual fixed rent, and rentable area in the appropriate places in this Lease.

USE AND OCCUPANCY:

81. Tenant shall use and occupy the Demised Premises in a high-class manner in accordance with Article 2 hereof.

        Tenant agrees that Landlord shall have the right to prohibit the continued use by Tenant of any method of business operation, advertising or displays if, in Landlord's opinion, the continued use thereof would impair the reputation of the building in which the Demised Premises are located, or is otherwise out of harmony with the general character thereof, and upon notice from Landlord, Tenant shall forthwith refrain from or discontinue such activities. The parties agree that any breach by Tenant of the provisions of this Article shall constitute a material breach of this Lease on the part of the Tenant hereunder which if not cured within three (3) days after notice from Landlord, shall, in addition to all other rights and/or remedies available to Landlord under this Lease or in law or in equity, constitute an event of default as defined in Article 17 of this Lease.

MISCELLANEOUS PROVISIONS:

82. (A) Prior to Tenant or any subtenant of Tenant moving out of the Building, Tenant or such subtenant shall pay to Landlord a sum of money equal to Landlord's estimate of costs which Landlord will incur in connection with such move-out including, without limitation, payroll costs for freight elevators operators and other building personnel. No move-out shall be effected prior to such payment.

82. (B) Tenant shall not permit any animals to be brought into any portion of the Demised Premises or me building of which same form apart by Tenant or any employee, servant, contractor or invitee of Tenant.

ADDITIONAL DEFAULT REMEDIES:

83. It is hereby agreed that in the event of the termination of this Lease pursuant to the provisions of Article 17, notwithstanding the provisions of
Article 18, that Landlord shall, at Landlord's option, forthwith be entitled to recover from Tenant as and for liquidated damages with respect to any such lease termination, an amount equal to the rent reserved hereunder for the unexpired portion of the term demised. In the computation of such damages, all rent payable hereunder after the date of termination, shall be discounted from the date installments of rent would be due hereunder if this lease had not been terminated to the date of payment at the rate of four (4%) percent per annum. In the event that the premises demised hereunder are relet after the date of such termination and the date of the collection of the aforesaid liquidated damages, then Landlord agrees that on the date (the "Normal Expiration Date") which would otherwise have been the normal expiration of this lease but for the termination of this lease pursuant to the provisions of Article 17, Landlord shall pay to Tenant a sum equal to the fixed annual rent actually paid Landlord (exclusive of any escalation payments, tax payments, fuel payments, operating costs payments, percentage payments and the like whether denominated as rent or otherwise) from the date of such termination to the Normal Expiration Date, less any and all expenses of any type, kind or nature incurred by Landlord in connection with the reletting of the Demised Premises whether foreseen or unforeseen and whether ordinary or extraordinary as conclusively determined by Landlord, provided, however, that such payment shall in no event exceed the amount of liquidated damages actually paid by Tenant as aforesaid. The foregoing, however, shall not imply any obligation upon Landlord to relet the premises demised hereunder in the event of any termination pursuant to the provisions of Article 17, nor shall it constitute Landlord as Tenant's agent with respect to any reletting of such premises demised hereunder. Nothing herein contained shall, however, limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amount referred to above.

RENT CREDIT

84. If and so long as Tenant is not in default under this Lease beyond any grace period, Tenant shall be entitled to a rent credit in the amount of $42,567.00, to be applied against the first (1st), second (2nd), third (3rd) fourth (4th) and fifth (5th) monthly installments of fixed annual rent accruing under this Lease after possession of the Demised Premises is delivered to Tenant, so that Tenant shall occupy the Demised Premises free of such fixed annual rent for that period; except that Tenant shall nevertheless be obligated, from and after the date that Landlord delivers possession of the Demised Premises to Tenant, to pay additional rents hereunder.

Anything contained hereinabove to the contrary notwithstanding, if Tenant at any time during the term of this Lease, breaches any material covenant, condition or provision of this Lease and fails to cure such breach within any applicable grace period, and provided that this Lease is terminated by Landlord because of such material default, then, in addition to all other damages and remedies herein provided and to which Landlord may be otherwise entitled, Landlord shall also be entitled to the repayment in full of any rent credit theretofore enjoyed by Tenant, which repayment Tenant shall make upon demand therefor.

ASBESTOS CONTAINING MATERIALS:

85. Notwithstanding anything to the contrary contained in this Lease, in the event of the existence of any deteriorated asbestos or deteriorated asbestos-containing material (collectively, "ACM") within the Premises, Landlord shall remove, enclose, encapsulate or otherwise manage such ACM as required by applicable law; provided, however, that to the extent that Tenant has (i) disturbed such ACM, (ii) caused such ACM to become friable by the performance of any work or alterations in the Premises including, without limitation, Tenant's Alterations or (iii) installed same, then Tenant shall remove, enclose, encapsulate or otherwise manage such ACM as required by applicable law at its sole cost and expense. Landlord represents that upon the substantial completion of Landlord's Work, Landlord shall provide an ACP-5 form for the Demised Premises.

COMMENCEMENT OF TERM:

86. A. The Premises are leased for a term of approximately Ten (10) years ("Term") which shall commence on a date ("Commencement Date") which shall the date that a fully executed counterpart is executed and delivered by Landlord to Tenant and shall end on the last day of the calendar month in which the day preceding the tenth (10th) anniversary of the Commencement Date occurs ("Expiration Date") unless the Term shall terminate sooner pursuant to any of the terms of this Lease or pursuant to law.

        B. Landlord and Tenant acknowledge and agree that Tenant shall pay to Landlord fixed annual rent, subject to the provisions of Article 85 hereof, at an annual rate of

        (i) the sum of $102,160.00 per annum for the period commencing on the Commencement Date through the last day of the calendar month preceding the fifth
(5th) anniversary of the Commencement Date; and

        (ii) the sum of $112,376.00 per annum for the period commencing on the fifth (5th) anniversary of the Commencement Date through the Expiration Date.

        C. When the Commencement Date has occurred, Tenant, upon the request of Landlord, shall execute a statement prepared by Landlord, stating the Commencement Date unless Tenant disputes the correctness thereof. Any failure of Tenant to execute such statement shall not affect the Commencement Date as determined by Landlord.

        D. Except as provided in this Article, Tenant expressly waives any right to rescind this Lease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver possession of the Premises on the Commencement Date. Tenant agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

EXISTING TENANT:

87. Tenant acknowledges and agrees that the Demised Premises is presently occupied by another tenant, AMTA Computer of New York, Inc (the "Existing Tenant"), as temporary space under a lease agreement dated February 1999, between Landlord and the Existing Tenant (the "Existing Lease"). Pursuant to the Existing Lease, the Existing Tenant is required to surrender to Landlord possession of the Demised Premises on the earlier of (i) June 1, 1999 or (ii) the date that the Existing Tenant substantially completes its initial alteration work for its permanent space pursuant to the terms of the Existing Lease. landlord covenants and agrees that Landlord shall not renew or extend the period of time that the Existing Tenant is permitted to remain in the Demised Premises. Landlord and Tenant agree that Landlord shall deliver possession of the Demised Premises to Tenant on that date in which (x) Landlord's Work has been substantially completed and (y) the Existing Tenant has vacated the Demised Premises. Landlord and Tenant agree that if the Existing Tenant does not vacate on or before the time required by the Existing Lease, and as a result Landlord shall be unable to deliver possession of the Demised Premises to Tenant as required by this Lease then Landlord shall not be subject to any liability for such failure, and this lease shall stay in full force and effect without extension of the term, however, the Tenant's obligation to pay rent hereunder shall not commence and any rent credits to which Tenant is entitled hereunder shall be similarly delayed until possession of the Demised Premises is delivered to Tenant.

IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                            NEWGREEN 50W23 REALTY LLC

                                            By: SL GREEN OPERATING PARTNERSHIP,
                                                L.P., Manager

                                            By: SL Green Realty Corp., general
                                                partner


                                            By: /s/ [Signature Illegible] EVP
                                               ---------------------------------

                                            LATITUDE 90, INC.

                                            By: /s/ [Signature Illegible], V.P.,
                                                Eastern Sales
                                               ---------------------------------
                                               (name)                  (title)



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